 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2019 (October 16, 2019)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

1627 U.S. Highway 1

Unit 206

Sebastian, FL 32958

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to provide the information required by Item 5.02(c)(3) of Form 8-K with respect to the appointment by the board of directors (the “Board”) of Nxt-ID, Inc. (the “Company”) of Vincent S. Miceli to the role of Chief Executive Officer of the Company, which occurred on September 17, 2019, as disclosed on the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 18, 2019 (the “Original 8-K”). Pursuant to paragraph 2 of the Instructions to Item 5.02 of Form 8-K, information called for in Item 5.02(c)(3) that is not determined or is unavailable to the registrant at the time of the required filing must be included in an amendment to the registrant’s Form 8-K filing under Item 5.02 containing such information within four business days after the information is determined or becomes available.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment. This Amendment should be read in conjunction with the Original 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 18, 2019, the Company announced that the Board appointed the Company’s current Vice President and Chief Financial Officer, Vincent S. Miceli, to the role of Chief Executive Officer effective September 17, 2019. On October 16, 2019, in connection with this appointment, the Compensation Committee of the Board approved certain modifications to the compensation arrangement with Mr. Miceli. The modifications are effective as of September 17, 2019. Mr. Miceli’s base salary was increased to $365,000 from $315,000, effective September 17, 2019.

Also on October 16, 2019, the Compensation Committee of the Board approved certain changes to Mr. Miceli’s equity compensation. The Compensation Committee approved a one-time grant of 150,000 shares of the Company’s common stock, par value $0.0001 per share, effective September 17, 2019. The Compensation Committee also approved performance-based stock units for Mr. Miceli with a target value of 150,000 shares, that will vest equally over three years. This award will be determined by the Compensation Committee, which will evaluate the Company and Mr. Miceli’s performance relative to financial and non-financial measurements, goals and objectives, and such other measures and modifications to be determined, as the Compensation Committee may consider in the determination of performance-based compensation to be paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2019	Nxt-ID, Inc.

	By:	/s/ Vincent S. Miceli
		Name:	Vincent S. Miceli
		Title:	Chief Executive Officer

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